UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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POWER SOLUTIONS INTERNATIONAL, INC.

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Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

June 1, 2021

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, we cordially invite you to attend the 2021 Annual Meeting of Stockholders of Power Solutions International, Inc. on Thursday, July 15, 2021, at 8:00 a.m. (Central Daylight Time) (the “Annual Meeting”). Due to the continuing public health impact of the coronavirus (“COVID-19”) pandemic, and out of concern for the health and safety of our stockholders, employees and directors, this year’s Annual Meeting again will be a virtual meeting of the stockholders, with no physical, in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSIX2021 and entering your control number. You will not be able to attend the Annual Meeting in person.

The proxy statement relates to 2020 performance and compensation, which were affected by the COVID-19 pandemic. During 2020, the Board of Directors and management implemented certain actions to partly mitigate the significant negative impacts that the COVID-19 pandemic had on the Company’s business operations and financial results. Details about the business to be conducted at the Annual Meeting and other information can be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. As a stockholder of record, you will be asked to vote on three proposals.

Whether or not you plan to virtually attend the Annual Meeting, your vote is important. After reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please submit your proxy or voting instructions promptly. We encourage you to vote your shares prior to the Annual Meeting.

On behalf of the management team and the Board of Directors, thank you for your continued support and interest in Power Solutions International, Inc.

Sincerely,

/s/ Lance Arnett
Lance Arnett Chief Executive Officer

Power Solutions, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 15, 2021

To the Stockholders of Power Solutions International, Inc.:

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Power Solutions International, Inc., a Delaware corporation (the “Company”) will be held on Thursday, July 15, 2021, at 8:00 a.m. (Central Daylight Time). Due to the continuing public health impact of the COVID-19 pandemic, and out of concern for the health and safety of the Company’s stockholders, employees and directors, this year’s Annual Meeting again will be a virtual meeting of the stockholders, with no physical, in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSIX2021 and entering your control number.

The Annual Meeting will be held for the following purposes:

1.	To elect the seven directors as set forth herein to serve until the 2022 annual meeting of stockholders or until their respective successors are elected or appointed;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers as set forth herein; and

4.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

These items of business, including the nominees for director, are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on May 17, 2021, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Stockholders who hold shares in street name may vote through their brokers, banks or other nominees.

The Company is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to stockholders via the Internet. On or about June 1, 2021, the Company will mail to its stockholders a notice containing instructions on how to access the proxy materials and vote on the matters described above. In addition, the notice will include instructions on how you can request a paper copy of the proxy materials.

Regardless of the number of shares you own and whether you plan to virtually attend the Annual Meeting, please vote. All stockholders of record can vote (i) over the Internet by accessing the Internet website specified on the enclosed proxy card or voting instruction form and following the instructions provided to you, (ii) by calling the toll-free telephone number specified on the enclosed proxy card or voting instruction form and following the instructions when prompted, (iii) by written proxy by signing and dating the enclosed proxy card and returning it, or (iv) by attending the Annual Meeting over the Internet, as described in the materials accompanying this notice.

If you submit your proxy and then decide to virtually attend the Annual Meeting to vote your shares electronically, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

The Company encourages you to receive all proxy materials in the future electronically to help it save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically in the future, please follow the instructions on the proxy card or voting instruction form.

By Order of the Board of Directors,

/s/ Lance Arnett
Lance Arnett Chief Executive Officer
June 1, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 15, 2021

This Notice of Annual Meeting, Proxy Statement and the Company’s 2020 Annual Report on Form 10-K are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 15, 2021

This proxy statement and enclosed proxy card are being furnished to stockholders of record as of the close of business on May 17, 2021 in connection with the solicitation by the Board of Directors (the “Board”) of Power Solutions International, Inc., a Delaware corporation (“PSI” or the “Company”), of proxies for use in voting at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 15, 2021, at 8:00 a.m. (Central Daylight Time). Due to the continuing public health impact of the COVID-19 outbreak, and out of concern for the health and safety of our stockholders, directors and employees, this year’s Annual Meeting will be a virtual meeting of the stockholders. Stockholders may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSIX2021, or at any and all adjournments or postponements thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders. You are receiving the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the Annual Meeting on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of the Company’s common stock, par value $0.001 (the “Common Stock”).

QUESTIONS AND ANSWERS ABOUT

THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Company has sent you these proxy materials because its Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on your proxy card or voting instruction form to vote over the telephone or through the Internet.

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually, on Thursday, July 15, 2021, at 8:00 a.m. (Central Daylight Time). To participate in the Annual Meeting visit www.virtualshareholdermeeting.com/PSIX2021 using your desktop or mobile device and enter the control number included on your proxy card. Information on how to vote virtually at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 17, 2021, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of May 17, 2021, there were 22,892,413 shares of Common Stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, during normal business hours, a complete list of all stockholders on the record date will be available for examination by any stockholder at the Company’s offices at 201 Mittel Drive, Wood Dale, Illinois 60191. The list of stockholders will also be available electronically at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on May 17, 2021, your shares were registered directly in your name with PSI’s transfer agent, EQ Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, the Company urges you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted. You are encouraged to vote your shares prior to the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on May 17, 2021, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. If you want to vote at the Annual Meeting, follow the instructions on the voting instruction form provided by your bank, brokerage firm, or dealer. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

What am I voting on?

There are three matters scheduled for a vote at the Annual Meeting:

1.	To elect seven directors as set forth herein to serve until the 2022 annual meeting of stockholders or until their respective successors are elected or appointed;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers as set forth herein; and

4.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

What are the recommendations of our Board?

Unless you give other instructions on your proxy card, or by telephone or on the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The recommendation of the Board is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of the nominated slate of directors as set forth herein (see Proposal 1);

•	FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (see Proposal 2); and

•	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as set forth herein (see Proposal 3).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If you have submitted a proxy and any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How do I vote?

For Proposal 1, you may vote “For” or “Against,” or abstain from voting for all the nominees to the Board. For Proposal 2 and Proposal 3, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote through the virtual meeting platform at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the Internet. To vote at the Annual Meeting, stockholders of record will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/PSIX2021. Voting electronically online during the Annual Meeting will replace any previous votes. Whether or not you plan to attend the meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote virtually even if you have already voted by proxy.

The procedures for voting are as follows:

•	To vote virtually, log-in to the Annual Meeting and cast your vote through the virtual meeting platform.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to the Company before the Annual Meeting, the Company will vote your shares as you direct.

•

To vote by proxy over the telephone or the Internet, follow the instructions on the proxy card or voting instruction form you received. If voting by telephone or Internet prior to the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Time on July 14, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or through the Internet as instructed by your broker or bank. To vote virtually at the Annual Meeting, follow the instructions on the voting instruction form provided by your bank or brokerage firm. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned at the close of business on May 17, 2021, the record date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or through the virtual meeting platform at the Annual Meeting, your shares will not be voted, nor will your shares count toward the establishment of a quorum for the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is considered to be a “routine” matter.

See below under “What are broker non-votes?” for more information. At the Annual Meeting, only Proposal 2 is considered to be a routine matter. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1 and Proposal 3, but may vote your shares on Proposal 2.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Chief Financial Officer at 201 Mittel Drive, Wood Dale, Illinois 60191.

•

You may attend the Annual Meeting and vote virtually. Simply attending the meeting will not, by itself, revoke your proxy. Your most recent proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for changing your vote.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 1, 2022 to the Company’s Chief Financial Officer at 201 Mittel Drive, Wood Dale, Illinois 60191. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.

If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by the Company’s Second Amended and Restated Bylaws (the “Bylaws”) no later than the close of business on April 15, 2022 to the Company’s Chief Financial Officer at 201 Mittel Drive, Wood Dale, Illinois 60191. If next year’s annual meeting is called for a date that is before June 15, 2022 or after August 14, 2022, written notice of such proposal or nomination must be provided to the Company’s Chief Financial Officer at 201 Mittel Drive, Wood Dale, Illinois 60191, no later than the close of business on the 10th day following the day on which public announcement of the date of next year’s annual meeting is first made by the Company.

You are also advised to review the Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, Proposal 2, and Proposal 3, votes “For,” “Against,” abstentions, and, if applicable, broker non-votes. Broker non-votes, if applicable, will have no effect on the outcome of the proposals. Abstentions will not be counted towards the vote total for Proposal 1, and thus, will have no effect on the outcome of such proposal. For Proposal 2 and Proposal 3, abstentions will have the same effect as a vote “Against” such proposals.

What are “broker non-votes”?

Your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Proposal 1 and Proposal 3 will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Because banks, brokers and nominees are permitted to vote uninstructed shares on Proposal 2, broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not count for purposes of determining the number of votes cast on Proposal 1. You should instruct your broker to vote your shares in accordance with directions you provide.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of directors, the seven nominees for director receiving a majority of the votes cast (from the holders of shares present or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” and “Against” will affect the outcome.

•

To be approved, Proposal 2, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, must receive “For” votes from a majority of the holders of the shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against” for this proposal. There will be no broker non-votes with respect to this proposal, as it is a routine item.

•

To be approved, Proposal 3, the approval, on a non-binding advisory vote on compensation of the Company’s named executive officers, must receive “For” votes from a majority of the holders of the shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against” and broker non-votes will have no effect on the outcome of this proposal. Although the advisory vote to approve the compensation of the Company’s named executive officers is non-binding, the Board will review the result of the vote and will take it into account in making a determination of the named executive officer compensation in the future.

What is the quorum requirement?

Holders of a majority of voting power of the Company’s issued and outstanding shares entitled to vote at the Annual Meeting, present virtually or represented by proxy, constitute a quorum. In the absence of a quorum, the holders of a majority of the voting power of stock entitled to vote thereat, present, virtually or represented by proxy, will have the power to adjourn the Annual Meeting to another date, time or place (if any). Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (a “Form 8-K”) that the Company expects to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the meeting, the Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to the Company, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) are available on www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2022 or until their successors, if any, are elected or appointed. The Company’s Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted “FOR” the election of all director nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following table and biographical summaries set forth, with respect to each nominee for director, his committee membership, his age, the year in which he first became a director of the Company, and whether or not Weichai America Corp., a wholly owned subsidiary of Weichai Power Co., Ltd. (herein collectively referred to as “Weichai”) designated such director to serve on the Board pursuant to the Investor Rights Agreement, entered into by the Company and Weichai (as discussed in the “Related Person Transactions” section in this proxy statement):

Name	Position	Committee	Age	Director Since	Weichai Designee
Shaojun Sun, Ph.D.	Chairman of the Board	Compensation; Nominating	55	2017	Yes
Hong He	Director	Audit; Compensation	52	2019	No
Kenneth W. Landini	Director	Audit	64	2001	No
Xinghao Li	Director	Nominating (Chair)	35	2020	Yes
Sidong Shao	Director		40	2020	Yes
Frank P. Simpkins	Director	Audit (Chair); Nominating	58	2017	No
Guogang Wu	Director	Compensation (Chair)	42	2019	Yes

Below are the biographies for our director nominees, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

DIRECTORS

Shaojun Sun, Ph.D.	Age: 55	Chairman of the Board

PSI Committees:

• Compensation • Nominating

Biography: Dr. Sun has served as the Company’s Chairman of the Board since April 1, 2017. In addition, he is a member of the Compensation Committee and Nominating and Governance Committee (the “Nominating Committee”).

Dr. Sun is currently a Director of Weichai Group Holdings Limited, a multi-field and multi-industry international group which owns six business segments of powertrain, intelligent logistics, automotive, construction machinery, luxury yacht, and finance & after-services (“Weichai Group”). Dr. Sun has been an Executive Director since

December 2002 and Executive President since October 2007 of Weichai Power Co., Ltd., a publicly traded company on the Hong Kong Stock Exchange and the Shenzhen Stock Exchange and leading global designer and manufacturer of diesel engines (“Weichai Power”), as well as Chairman of Shandong Weichai Import and Export Co., Ltd., a wholesale distributor of industrial machinery and equipment. On January 1, 2019, Dr. Sun was appointed a Director of Ballard Power Systems Inc., a publicly-traded company on the NASDAQ Stock Market (“NASDAQ”) and Toronto Stock Exchanges that builds fuel cell products. Dr. Sun joined Weifang Diesel Engine Factory in 1988 and held various supervisory positions as a Chief Engineer of Weifang Diesel Engine Factory, and Director of Torch Automobile Group Co., Ltd.

Dr. Sun holds a Master’s degree from Beihang University and a Doctorate degree in Engineering from Tianjin University. Dr. Sun serves on the Board as a Weichai designee.

Dr. Sun brings to the Board extensive managerial experience and leadership gained through his executive roles at leading engine manufacturers.

Hong He	Age: 52	PSI Committees:

• Audit • Compensation

Biography: Mr. He has served as a Director of the Company since November 14, 2019. Mr. He is a member of the Audit and Compensation Committees.

Mr. He has served as Associate Director, Financial Planning & Analysis for CytomX Therapeutics (“CytomX”), a NASDAQ-listed biotechnology company, since February 2021, and previously served as a Consultant to CytomX beginning in February 2020. Previously, Mr. He served as Director of Finance and Reporting for Blackthorn Therapeutics, a clinical-stage biotechnology company, from June 2019 to December 2019. Prior to that, Mr. He served as the Head of Finance at GenapSys, Inc. from 2018 until May 2019. From 2014 until 2018, Mr. He was the finance director of SciClone Pharmaceuticals, Inc., a NASDAQ-listed specialty pharmaceutical company with main operations in China. From January 2014 to June 2014, Mr. He served as Vice President of Finance and the Controller of Augmedix, Inc., a privately held technology-enabled medical documentation company. From October 2011 to December 2013, Mr. He was employed as Vice President of Finance at Baidu Leho.com, a private company backed by Baidu, a NASDAQ-listed company.

Mr. He earned his Bachelors of Science degree in Accounting from Beijing University of Technology in July 1992 and his Masters of Business Administration degree from University of Chicago Booth School of Business in December 2006. Mr. He is a U.S. certified management accountant and a China certified public accountant. Mr. He qualifies as an “audit committee financial expert” under applicable SEC regulations and has substantial public company reporting experience gained from his roles as a financial officer and controller of public companies during his career.

Mr. He brings to the Board substantial financial and managerial experience gained through leadership roles at public companies.

Kenneth W. Landini	Age: 64	PSI Committees:

• Audit

Biography: Mr. Landini has served as a Director of the Company since 2001 and assisted in the development and growth of the business of the Company since 1985. Mr. Landini is a member of the Audit Committee. From August 7, 2017 to January 19, 2021, Mr. Landini was the Chair of the Compensation Committee. He also served as a member of the Nominating Committee from April 2017 to January 19, 2021.

Mr. Landini previously served as the Vice President of Finance for the Company’s subsidiary, Power Great Lakes, Inc., from December 1985 to March 1988 and assisted the Company in establishing distributor relationships and expanding the territories into which the Company provides its power systems. Mr. Landini is a Partner and Co-founder of Landini, Reed & Dawson, P.C., a certified public accounting and consulting firm in southeastern Michigan, which was established in 1988.

He holds a Bachelor of Arts degree from Albion College and is a licensed Certified Public Accountant in the state of Michigan. Mr. Landini qualifies as an “audit committee financial expert” under applicable SEC regulations and has substantial audit experience gained from his tenure as a partner at a certified public accounting and consulting firm.

Mr. Landini brings to the Board an in-depth knowledge and understanding of the Company’s business and operations, having served as Vice President of Finance for one of the Company’s subsidiaries.

Xinghao Li	Age: 35	PSI Committees:

• Nominating (Chair)

Biography: Mr. Li has served as a Director of the Company since December 2020. Since January 19, 2021, he has been the Chair of the Nominating Committee.

Mr. Li is currently General Counsel and Head of Legal Affairs and Compliance Department of Weichai Power, a publicly traded company on the Hong Kong Stock Exchange and the Shenzhen Stock Exchange, and General Counsel and Head of Legal Affairs and Compliance Department of the Weichai Group. He has held both positions since January 2020. Previously, Mr. Li held the position of Secretary of the Board of Directors of Ferretti S.p.A., a multinational yacht building company from August 2015 to December 2019. He was also the Secretary of the Board of Directors of Ferretti International Holdings S.p.A., the parent company of Ferretti S.p.A., from August 2015 to December 2019. Mr. Li has been serving as a director of Ferretti International Holding S.P.A. and Ferretti S.P.A. since April 4, 2020. Also, he was appointed as the Chairman of the supervisory board of Weichai Lovol Heavy Industries Co. Ltd. on January 3, 2021 and was appointed as a supervisor of Hengtian Kama Co., Ltd., a publicly traded company on the Shanghai Stock Exchange, on January 9, 2021. He has experience assisting boards of directors and executive officers in significant merger and acquisition and initial public offerings projects. Mr. Li also has experience in coordinating between boards of directors and shareholders.

He holds a Bachelor’s degree in Law from the Law School of China University of Political Science and Law. Mr. Li also has a Master’s degree in Law from the Law School of Central University for Nationalities. Mr. Li serves on the Board as a Weichai designee.

Mr. Li brings to the Board skills, experience and qualifications in business and corporate law, his legal expertise and his familiarity with the construction machinery and engine businesses.

Frank P. Simpkins	Age: 58	PSI Committees:

• Audit (Chair) • Nominating

Biography: Mr. Simpkins has served as a Director of the Company since July 13, 2017. Since January 19, 2021, he has been the Chair of the Audit Committee. Mr. Simpkins is also a member of the Nominating Committee.

Mr. Simpkins has over 25 years of executive management and financial experience. From June 2016 to December 2016, he served as Chief Financial Officer of Emerson Network Power, part of Emerson Electric Co., a publicly-traded company on the New York Stock Exchange (the “NYSE”). From 2006 to 2015, Mr. Simpkins served as Vice President and Chief Financial Officer of Kennametal Inc., a publicly-traded company on the NYSE and a global leader in the design and manufacture of engineered components, advanced materials and cutting tools. Prior to that role, Mr. Simpkins held various positions within Kennametal since 1995. Prior to Kennametal, he worked as a Manager for PricewaterhouseCoopers from 1986 to 1995. Mr. Simpkins serves on the Board of Trustees at Seton Hill University, Greensburg and previously served on the Board of Trustees of Pennsylvania State University, New Kensington.

He holds a Bachelor of Science degree in Accounting from Pennsylvania State University. Mr. Simpkins qualifies as an “audit committee financial expert” under applicable SEC regulations and has substantial public-company reporting experience gained from his roles as Chief Financial Officer during his career.

Mr. Simpkins brings to the Board significant management experience, as well as his experience as a Chief Financial Officer.

Sidong Shao	Age: 40	PSI Committees:

• None

Biography: Mr. Shao has served as a Director of the Company since 2020.

Mr. Shao is the President and Chairman of the Board of Directors of Weichai America Corp. (“Weichai America”), which focuses on researching, developing and manufacturing a full line of off-road natural gas engines and engine components. Weichai America is a wholly owned subsidiary of Weichai Power Co., Ltd., a publicly traded company on the Hong Kong Stock Exchange and the Shenzhen Stock Exchange. From May 2012 to April 2018, Mr. Shao was President of Weichai Westport Inc., a joint venture between Weichai Power and Westport Fuel Systems Inc., a publicly traded company on the NASDAQ and Toronto Stock Exchanges, that manufactures and sells alternative-fuel engines for automobiles, heavy-duty trucks, power generation and shipping applications.

He has a Bachelor’s degree in Industrial Energy and Power Engineering from Shandong University. Mr. Shao also holds a Master’s degree in Power Engineering from Tianjin University and a Masters of Business Administration degree from Missouri State University. Mr. Shao serves on the Board as a Weichai designee.

Mr. Shao brings to the Board in-depth executive leadership experience in manufacturing engines.

Guogang Wu	Age: 42	PSI Committees:

• Compensation (Chair)

Biography: Mr. Wu has served as a Director of the Company since August 20, 2019. Since January 19, 2021, he has been the Chair of the Compensation Committee.

Since February 2021, Mr. Wu has served in a finance planning and analysis role at Beijing Bytedance Network Technology Co., Ltd. Prior to that, Mr. Wu served as the Chief Financial Officer, International Business of Weichai Group, an affiliate of Weichai America, from 2014 to January 2021. Mr. Wu joined Weichai Group in 2012 and previously served as Senior Manager, International Business. Prior to joining Weichai Group, Mr. Wu was employed at PricewaterhouseCoopers in various roles of increasing seniority from 2003 until 2012.

Mr. Wu earned a Bachelor’s degree in International Business in July 2000 and a Master’s degree in Management in March 2003 from School of Management, University of Science and Technology Beijing, China. Mr. Wu serves on the Board as a Weichai designee.

Mr. Wu brings to the Board substantial experience from leadership positions in the industrial engine sector.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of May 31, 2021.

Name	Age	Executive Officer Since	Present Position with the Company
Lance Arnett	50	2019	Chief Executive Officer
Donald P. Klein	47	2018	Chief Financial Officer
Kenneth J. Winemaster	57	2017	Executive Vice President
Jason Lin	67	2019	Chief Quality Officer
C. (Dino) Xykis	62	2021	Chief Technical Officer

The narrative descriptions below set forth the employment and position with the Company, principal occupation and education for each of the five current executive officers.

Lance Arnett was appointed as the Company’s Chief Executive Officer effective February 15, 2021.

Mr. Arnett previously served as the Company’s Chief Commercial Officer since November 18, 2019. Prior to joining the Company, from January 2009 to November 2019, he worked at Cummins Inc., a publicly traded company on the NYSE that designs, manufactures, distributes and services a broad portfolio of power solutions. During his tenure, he served in various capacities for Cummins Central Region in Minnesota, most recently serving as Director and Chief of Staff of their North American OEM Performance Cell. In this capacity, he oversaw direct strategy for their North American business including sales, engineering, assembly and upfit, pricing, marketing, and customer support. His previous roles at Cummins Central Region include serving as Interim President, Vice President of OEM business, Vice President of OEM and Customer Care and Executive Director of Operational Effectiveness. Prior thereto, from 2006 to 2009, he worked as Business Development Manager for PreVisor, Inc. and, from 2001 to 2006, he served as Director, Franchise Sales and Development at Mighty Distributing System of America (Mighty Auto Parts). Earlier in his career, he served in management and sales roles within the staffing industry.

Mr. Arnett received a Bachelor’s degree in Economics from The Ohio State University and a Master’s in Business Administration from the University of St. Thomas.

Donald P. Klein has served as the Chief Financial Officer since January 19, 2021 and as the Principal Accounting Officer since May 14, 2018.

Mr. Klein previously served as PSI’s Interim Chief Financial Officer from July 20, 2020 to January 19, 2021 and PSI’s Corporate Controller from May 14, 2018 to July 20, 2020. Prior to joining the Company, he served as Assistant Corporate Controller at Littelfuse, Inc., a publicly traded company on the NASDAQ, with customers in the electronics, automotive and industrial markets with products that include fuses, semiconductors, polymers, ceramics, relays and sensors. Prior to that role, from 2008 to 2017, Mr. Klein served in various positions of increasing responsibility within finance and accounting, including most recently as Assistant Corporate Controller, at Navistar International Corporation, a NYSE-listed global manufacturer of commercial and military trucks, school buses, diesel engines and provider of service parts for trucks and diesel engines. Prior to Navistar, he worked for Hewitt Associates as Manager of External Reporting and at Ernst & Young LLP as a senior manager of assurance and advisory services.

Mr. Klein holds a Bachelor of Business Administration degree majoring in Accounting from the University of Wisconsin—Madison and is a certified public accountant.

Kenneth J. Winemaster joined the Company in December of 1985 and was a founder of the Company with his father Bill and brother Gary. He was appointed as Executive Vice President on November 28, 2017. Mr. Winemaster served as the Company’s Senior Vice President from 2001 to 2017 and also served as the Company’s Secretary from 2001 to 2013. In addition, Mr. Winemaster served as a director of the Company from 2001 to 2011. He has served on the Board of Directors of Avon Old Farms School, an independent boarding school in Connecticut, since 2014. He served on the Caterpillar Industrial Strategy Council from 2001 to 2015, a council that developed market strategy for Perkins Distributors and CAT Dealers in North America. Mr. Winemaster has significant management experience setting strategy and supporting operations, supply chain and customer service.

Prior to joining the Company, Mr. Winemaster attended Michigan State University.

Jason C. Lin was appointed as the Chief Quality Officer on March 15, 2021 after serving as Chief Technical Officer since June 2019. His role as Chief Quality Officer includes the oversight of the Company’s Total Quality System, including setting up corporate wide quality structure, processes and organizations, including the central quality group and each related functional area; building close loop measures and continuously improving processes with selected tools, and reducing warranty expenses and increasing customer satisfaction. Mr. Lin served as a member of the Company’s Board from May 2017 until June 2019. From 2009 to July 2016, Mr. Lin served as Chief Executive Officer and President of Société Internationale des Moteurs Baudouin, a France-based marine engine manufacturing subsidiary of Weichai Power Co., Ltd., a publicly traded company on the Hong Kong Stock Exchange and the Shenzhen Stock Exchange. During this tenure, he also served as an Executive Technical Director and adviser to the Chairman of Weichai Power Co., Ltd. From February 2001 to July 2006, Mr. Lin was employed by International Truck and Engine Corporation, a truck, bus and diesel engine manufacturer subsidiary of NYSE-listed Navistar International Corporation, in engineering management positions. Earlier in his career, Mr. Lin was employed in engineering positions by Cummins Engine Company, a NYSE-listed company and worked in Japan for Komatsu-Cummins Engine Company as Vice President.

Mr. Lin received his Bachelor of Science degree and Master of Science degree in Mechanical Engineering from National Cheng Kung University in Taiwan, and his Master of Science degree and PhD. in Mechanical Engineering from the University of Wisconsin—Madison.

C. (Dino) Xykis was appointed as the Chief Technical Officer on March 15, 2021. Mr. Xykis is responsible for the oversight of the Company’s advanced product development, engineering design and analysis, on-highway engineering, applied engineering, emissions and certification, Waterford, Michigan engineering operations, program management and product strategic planning. Since joining the Company in 2010 and until his appointment as Chief Technical Officer in March 2021, Mr. Xykis served as Vice President of Engineering for the Company. He has more than 30 years of professional experience in multi-disciplined engineering areas including senior management and executive positions at various companies including Cummins Inc., an NYSE-listed company, and Generac Power Systems, an NYSE-listed company. Mr. Xykis also served as Adjunct Professor of Mechanical Engineering and Mechanics at the Milwaukee School of Engineering and previously served on the audit and compensation committees of the Board of Directors of Image Sensing Systems, a publicly traded company on NASDAQ, from 1996 to 2001. Mr. Xykis has also served on the advisory board of CEGE, College of Science and Engineering, University of Minnesota for the past eight years.

Mr. Xykis holds a Bachelor’s degree in Structural Engineering, a Master’s degree in Vibration/Dynamics, and a PhD. in Structural/Applied Mechanics from the University of Minnesota, Minneapolis.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence and Controlled Company Exemption

While the Company’s Common Stock is currently traded on the OTCPink market, which requires the Company to establish and maintain fundamental corporate governance standards, the Company has elected to adopt more exacting governance standards that are substantially similar to the NASDAQ listing governance standards. The Board has determined that the Company is a “controlled company,” as defined in Rule 5615(c)(1) of the NASDAQ Marketplace Rules. The Board has based this determination on the fact that Weichai currently owns a majority of the Company’s Common Stock. Under the NASDAQ rules, a company where more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements, including:

•	a majority of the Board consists of independent directors;

•	PSI’s Nominating Committee be composed entirely of independent directors; and

•	PSI’s Compensation Committee be composed entirely of independent directors.

The Company is not currently relying on the controlled company exemption for the above requirements, but may in the future.

Unless the Company avails itself of the “controlled company” status as discussed above, pursuant to NASDAQ listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. In addition to the NASDAQ independence requirements, the Company also applies the independence guidelines set forth in its Corporate Governance Guidelines, which are available on the Company’s website at www.psiengines.com in the “Investors” section, under “Governance” which are substantially similar to the NASDAQ’s director independence requirements and “controlled company” exemptions. Consistent with this requirement, based on the review and recommendation of the Company’s Nominating Committee, the Board reviewed all relevant identified transactions or relationships between each of the Company’s directors, or any of their family members, and PSI, the Company’s senior management and the Company’s independent registered public accounting firm, and has affirmatively determined that each of Dr. Sun, Messrs. He, Landini, Li, Simpkins and Wu and each former director Mr. Jiang and Ms. Coolidge meets the standards of independence under the applicable NASDAQ listing standards. In making this determination, the Board found Dr. Sun, Messrs. He, Li, Landini, Simpkins and Wu and former directors Mr. Jiang and Ms. Coolidge to be free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The Board determined Mr. Shao is not independent due to his position as an executive officer of an affiliate of the Company. The Board has also determined that each member of its Audit Committee is independent under NASDAQ Rule 5605(a)(2).

Board Leadership Structure

The Board is led by an independent Chairman, Dr. Sun. The Company believes that such leadership structure is appropriate in light of the differences between the roles of Chairman and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for day-to-day leadership and performance. The Chairman has the authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Board recognizes that other leadership structures could be appropriate depending on the circumstances and, therefore, regularly re-evaluates this structure.

Role of the Board in Risk Oversight

The Board and its committees have an advisory role in risk oversight for the Company. Company management maintains primary responsibility for the risk management of the Company, however, the Audit Committee and the Board review a risk assessment of the Company on a regular basis. While it is not possible to identify and mitigate all potential risks, the Board relies on the representations of management and the external audit of the financial statements to provide comfort on the Company’s ability to manage its risks. Management’s discussion of current risk factors is set forth in the Company’s Annual Report.

Meetings of the Board

PSI’s business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of PSI’s business through discussions with PSI’s Chief Executive Officer and other officers and employees, by reviewing materials provided to them during visits to the Company’s offices and by participating in meetings of the Board and its committees.

The Board held a total of six meetings in 2020. The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating Committee. During 2020, the Audit Committee held eight meetings, the Compensation Committee held six meetings, and the Nominating Committee held three meetings. The charter for each of the standing Board committees is posted on the Company’s website at www.psiengines.com under “Investors” and then “Governance.” All directors attended 75% or more of the combined total number of meetings of the Board and the Board committees on which they served during 2020.

All of the members of the Board attended the annual meeting of stockholders on December 15, 2020 (the “2020 Annual Meeting”).

The following table provides membership for each of the Board committees as of May 31, 2021:

Name	Audit		Compensation		Nominating and Corporate Governance
Shaojun Sun, Ph.D., Chairman of the Board			X		X
Xinghao Li					X	*
Sidong Shao
Kenneth W. Landini	X
Guogang Wu			X	*
Frank P. Simpkins	X	*			X
Hong He	X		X

*	Committee Chair

Committees of the Board

Below is a description of each committee of the Board.

Audit Committee

The Company has a separately designated Audit Committee. Each member of the Audit Committee is financially literate and the Board has determined that each of Mr. Simpkins, the chair of the Audit Committee, and Messrs. He and Landini each qualify as an “audit committee financial expert” as defined in applicable SEC rules because he, as applicable, meets the requirement for past employment experience in finance or accounting, and requisite professional certification in accounting or comparable experience. The Board has determined that each of Messrs. Simpkins, He and Landini meets the independence requirements for audit committee members under the NASDAQ rules and therefore, the Audit Committee is composed entirely of independent directors. The responsibilities of the Audit Committee include:

•	reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements;

•

discussing analyses prepared by management or the independent registered public accounting firm concerning significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	annually reviewing and approving the Audit Committee report required by SEC rules to be included in the Company’s annual proxy statement;

•	discussing and reviewing with management, on a quarterly basis, major financial risk exposure and risk management policies;

•	monitoring the independence of the independent registered public accounting firm;

•

meeting with the independent registered public accounting firm (without the presence of management) quarterly to discuss any audit problems or difficulties and management’s responses to such efforts to resolve the problems;

•	reviewing and approving all related party transactions and resolve conflicts of interest questions;

•	appointing, replacing, or terminating the independent registered public accounting firm;

•	assuring the regular rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	pre-approving all audit services and permitted non-audit services to be performed by PSI’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•

reviewing with management and the independent registered public accounting firm the report of the independent auditor on PSI’s financial statements and the report of management on PSI’s internal control over financial reporting;

•

reviewing the independent registered public accounting firm report describing its internal quality-control procedures and any known deficiencies, as well as any issues disclosed in its most recent part 1 of the Public Company Accounting Oversight Board’s (“PCAOB”) inspection report of the firm;

•	reviewing with the independent registered public accounting firm and management the audit plan including the scope of the audit and the general audit approach;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	establishing procedures for hiring employees and former employees of the independent registered public accounting firm;

•	establishing and overseeing the internal audit function;

•	reviewing earnings releases;

•	conducting an evaluation of the committee’s performance and report its results to the Board;

•

reviewing and discussing disclosures made by the Company’s Chief Executive Officer and Chief Financial Officer during the certification process for the Company’s annual reports and quarterly reports regarding the effectiveness of disclosure controls and procedures and significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting; and

•	reviewing and discussing with management the Company’s compliance with financial covenants in its credit facility, as well as any material debt instruments issued by any of the Company’s subsidiaries.

Compensation Committee

The Compensation Committee is responsible for overseeing matters relating to compensation of PSI’s Chief Executive Officer and other executive officers and employees, including the administration of incentive-based and equity-based compensation plans. The Board has determined that each of Dr. Sun, Mr. He and Mr. Wu meets the independence requirements for compensation committee members under the NASDAQ rules and therefore, the Compensation Committee is composed entirely of independent directors. The responsibilities of the Compensation Committee include:

•

reviewing and approving corporate goals and objectives relevant to the compensation of PSI’s Chief Executive Officer and in consultation with the Chief Executive Officer, the Company’s other executive officers;

•

in connection with reviewing the performance of the Chief Executive Officer and the Company’s other executive officers in light of established goals and objectives, the Committee shall report its conclusions and any recommendations to the Board;

•	reviewing and making recommendations to the Board regarding all compensation of PSI’s Chief Executive Officer and all other executive officers;

•	reviewing and making recommendations to the Board regarding all employment, severance and change-in-control agreements for the Chief Executive Officer and all other executive officers;

•	approving grants of options and other equity awards to the Company’s Chief Executive Officer and all other executive officers, directors and all other eligible individuals;

•

reviewing and making recommendations to the Board regarding the Company’s equity-based compensation plans and administering and determining all awards granted under such equity-based compensation plans;

•	making recommendations to the Board regarding director compensation;

•	selecting, retaining, paying and terminating compensation consultants to assist with the execution of its duties;

•	conducting an evaluation of the committee’s performance and report its results to the Board; and

•

if applicable, reviewing and discussing the Compensation Discussion & Analysis section in the Company’s annual report or annual meeting proxy statement with the Company’s executive officers and recommend whether it should be included in such proxy statement or annual report.

Nominating Committee

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board and to assist the Board in developing and ensuring compliance with the Company’s foundational and corporate governance documents. The Nominating Committee is composed entirely of independent directors. The responsibilities of the Nominating Committee include:

•	determining qualifications, qualities, skills and other expertise required to be a director and developing criteria to be considered in selecting nominees for independent directors;

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company (as a result of vacancies);

•

evaluating the re-nomination and continuing service of incumbent directors, as impacted by factors including retirement, changes in principal employment or primary occupation, conflicts of interest and attendance;

•	overseeing succession planning of executive management;

•	periodically review and make recommendations to the Board regarding the size, function, structure and operation of the Board;

•	recommend to the Board the appointment of the members and chair of each committee;

•	oversee the evaluation of the Board and other committees and evaluate performance of the committee annually;

•	developing and recommending to the Board for approval standards for determining whether a director has a material relationship with the Company;

•

reviewing any director resignation letter tendered in accordance with the Company’s director resignation policy and evaluating and recommending to the Board whether such resignation should be accepted;

•

reviewing requests from directors or executive management in advance of accepting an invitation to serve on the Board of another public company, serve on the audit committees of more than three public companies or engage in significant commitments involving affiliation with other businesses or governmental units;

•	reviewing and reporting to the Board with regard to matters of corporate responsibility and sustainability performance; and

•	reviewing and recommending any changes to the Company’s corporate governance policies and practices and overseeing compliance with the requirements therein.

Director Nominations

The Board has delegated to the Nominating Committee the responsibility of identifying, screening and recommending candidates to the Board. The Nominating Committee considers, without limitation, a potential candidate’s independence, skills, qualifications, qualities and other expertise required to be a director (the “Director Criteria”). Although the Nominating Committee does not have a formal policy regarding diversity in making its recommendations, in considering the Director Criteria, the Nominating Committee seeks to have a Board that reflects diversity in background, education, business experience, gender, race, ethnicity, culture, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company, and reviews its diversity when assessing the composition of the Board. These qualifications may vary from year to year depending on the needs of the Company at the time.

The Director Criteria should not be construed as minimum qualifications for director selection nor is it expected that potential candidates will possess all of the Director Criteria identified. Rather, they represent the range of complementary talents, backgrounds and experiences that the Nominating Committee believes would contribute to the effective functioning of the Board.

The Company’s Corporate Governance Guidelines and Nominating Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the Nominating Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the Director Criteria and selection of new directors, including independence standards. The Nominating Committee also may recommend to the Board changes to the portfolio of Director Criteria required for the effective functioning of the Board, considering PSI’s strategy and the regulatory, geographic and market environments.

The Nominating Committee will consider candidates proposed by stockholders to be potential director nominees. Stockholders wishing to nominate a candidate for consideration by the Nominating Committee as a director nominee should provide the name of any recommended candidate, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of Company stock to the attention of the Company’s Chief Executive Officer at 201 Mittel Drive, Wood Dale, Illinois 60191, and otherwise follow the Company’s nominating process described in the Company’s Bylaws. The Nominating Committee’s policy is to evaluate director nominees proposed by stockholders in the same manner that all other director nominees are evaluated. The Company may, in the future, pay a third-party a fee to assist it in the process of identifying and/or evaluating director candidates.

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to the Company’s Chief Executive Officer at 201 Mittel Drive, Wood Dale, Illinois 60191. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number of the Company’s shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by the Company’s Chief Executive Officer to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by PSI’s Chief Executive Officer to be appropriate for presentation to the Board or such director will be submitted to the Chairman of the Board, the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to all of PSI’s employees, officers and directors, including those officers responsible for financial reporting. The code of ethics is available on the Company’s website at www.psiengines.com under “Investors” and then “Governance.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish PSI with copies of all Section 16(a) forms they file.

To the Company’s knowledge, including PSI’s review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2020, all Section 16(a) filing requirements were satisfied on a timely basis, except for the following: Mr. Gary Winemaster inadvertently failed to timely file the following for the year ended December 31, 2020: one Form 4 filed in March 2020 (reporting eleven transactions), one Form 4 due in June 2020 (reporting two transactions), one Form 4 due in October (reporting one transaction), one Form 4 due in October (reporting one transaction), two Form 4s due in November (each reporting one transaction), three Form 4s due in December (the first Form 4 reporting five transactions; the second and third Form 4s each reporting one transaction). No reasons were given for the late filings.

Director Compensation

PSI directors receive the following compensation for their services as members of the Board:

•	A cash retainer of $50,000 per year.

•	An additional cash retainer of $25,000 per year to the Chairman of the Board and the Chair of the Audit Committee.

•	5,000 shares of restricted stock per year.

•	Meeting fees of $1,000 per day for each Board and Committee meeting.

The Company also reimburses directors for necessary and reasonable travel and other related expenses incurred in connection with the performance of their official duties of attendance at each meeting of the Board or any Board committee.

The table below summarizes the compensation paid to each director for their service on the Board for the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Total
Shaojun Sun	$90,000		$—	$90,000
Kui Jiang(3)	62,849	(2)	—	62,849
Leslie A. Coolidge(3)	91,774		—	91,774
Frank P. Simpkins	67,000		—	67,000
Kenneth W. Landini	65,000		—	65,000
Guogang Wu	61,000		—	61,000
Hong He	67,000		—	67,000
Xinghao Li(4)	2,016	(2)	—	2,016
Sidong Shao(4)	2,016		—	2,016

(1)	Directors did not receive grants of restricted stock in 2020 related to their 2020 Board service.
(2)

Director fees were not remitted to certain foreign directors, including Kui Jiang and Xinghao Li, for their services in 2020. These non-resident directors are in the process of applying to the Internal Revenue Service to obtain individual U.S. taxpayer identification numbers.

(3)	Mr. Jiang and Ms. Coolidge did not stand for reelection to the Board at the 2020 Annual Meeting.
(4)	Messrs. Li and Shao were elected to the Board on December 15, 2020 at the 2020 Annual Meeting.

EXECUTIVE COMPENSATION

The named executive officers for the year ended December 31, 2020 were:

•	Lance M. Arnett, Chief Executive Officer, Former Chief Commercial Officer;

•	Kenneth J. Winemaster, Executive Vice President;

•	John P. Miller, Former Chief Executive Officer and President; and

•	Charles F. Avery, Jr., Former Chief Financial Officer.

Executive Team Transitions

Chief Executive Officer Transition

As previously disclosed, effective February 15, 2021 (the “Retirement Date”), Mr. Miller retired as Chief Executive Officer and President and Lance Arnett, who previously served as the Company’s Chief Commercial Officer, was promoted to Chief Executive Officer as his successor. In connection with Mr. Miller’s retirement from the Company, Mr. Miller and the Company entered into a Separation Agreement and Release, effective the Retirement Date (the “Separation Agreement”). Pursuant to the Separation Agreement and the retirement of Mr. Miller, he is entitled to receive (a) a lump-sum cash severance payment of $360,000, (b) subject to his election to receive continued group health plan coverage under COBRA, continued coverage at active-employee rates for up to 12 months after the Retirement Date, and (c) a cash payment of $36,000 under the long-term incentive plan (“LTI”) at the same time other LTI participants are paid, but in no event later than December 31, 2021.

The Separation Agreement also provides that Mr. Miller will assist through a transition support role on an as-needed basis until the earlier of 90 days following the Retirement Date or such earlier date terminated pursuant to the Separation Agreement (the “Transition Period”). Subject to his compliance with the terms of the Separation Agreement, Mr. Miller is entitled to receive a transition fee of $30,000 payable every 30 days during the Transition Period. The Separation Agreement contains a release of the Company by Mr. Miller and mutual non-disparagement provisions. Mr. Miller also agreed that the confidentiality, non-competition and non-solicitation provisions in his current employment agreement with the Company will remain in effect. Finally, Mr. Miller agreed to cooperate with, and make himself reasonably available to, the Company for a period ending twelve months following termination of the Transition Period in order to assist with the transition of his duties at a rate of $250 per hour plus expenses.

Chief Financial Officer Transition

As previously disclosed, Mr. Avery resigned as Chief Financial Officer and Donald P. Klein was appointed to serve as the Company’s Interim Chief Financial Officer, each effective July 20, 2020 (“Resignation Date”). Mr. Avery transitioned to a consulting role for the Company and entered into a Consulting Agreement and Release, effective on the Resignation Date (the “Consulting Agreement”). Pursuant to the Consulting Agreement Mr. Avery is entitled to receive (a) a cash severance payment of $300,000 in 12 equal monthly installments of $25,000, (b) subject to his election to receive continued group health plan coverage under COBRA, continued coverage at active-employee rates for up to 12 months after the Resignation Date, (c) a cash payment of $155,979.59 under the Company’s Key Performance Indicator (“KPI”) plan for 2019 (and if a KPI plan had been in place for 2020, a prorated bonus through July 20, 2020), and (d) a cash payment of $15,000 for transition services.

The Consulting Agreement also provides that Mr. Avery will assist through a transition support role on an as-needed basis until the earlier of 90 days following the Resignation Date or such earlier date terminated pursuant to the Consulting Agreement (the “Consulting Period”). Subject to compliance with the terms of the

Consulting Agreement, Mr. Avery is entitled to receive a consulting fee of $25,000 payable every 30 days during the Consulting Period. The Consulting Agreement contains a release of the Company by Mr. Avery and mutual non-disparagement provisions. Mr. Avery also agreed that the confidentiality, non-competition and non-solicitation provisions in his current employment agreement with the Company will remain in effect. Finally, Mr. Avery agreed to cooperate with, and make himself reasonably available to, the Company for a period ending twelve months following termination of the transition period in order to assist with the transition of his duties and financial matters with which he has knowledge at a rate of $250 per hour plus expenses.

Summary Compensation Table

The table below summarizes the compensation paid for the services rendered to the Company, in all capacities, by its named executive officers for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary	Bonus[1]	Option/SAR Awards[2]	All Other Compensation[3]	Total
Lance M. Arnett[4]	2020	$287,542	$33,500	$164,000	$414	$485,456
Chief Executive Officer and Former Chief Commercial Officer

Kenneth J. Winemaster	2020	278,958	32,500	—	14,094	325,552
Executive Vice President	2019	325,000	227,387	—	14,094	567,481

John P. Miller[4]	2020	283,500	36,000	—	1,188	320,688
Former Chief Executive Officer and President	2019	360,000	274,949	—	1,188	636,137

Charles F. Avery, Jr.[5]	2020	150,269	—	—	399,482	549,751
Former Chief Financial Officer	2019	300,000	155,980	—	18,374	474,354

(1)

The amounts reported for Messrs. Arnett, Winemaster and Miller in this column for 2020 represent their 2020 LTI amounts. The amounts reported for Winemaster, Miller and Avery in this column for 2019 represent their KPI bonus amounts.

(2)

The amount reported in the “Option/SAR Awards” column in 2020 for Mr. Arnett reflects the grant date fair value of an award of 50,000 stock appreciation right (“SAR”), effective April 7, 2020, calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. See Note 13, Stock-Based Compensation, to the consolidated financial statements included in the Company’s Annual Report, filed with the SEC on March 30, 2021, for the assumptions made in determining this value.

(3)

The reported amounts for 2020 in the “All Other Compensation” column include (i) for Messrs. Arnett and Miller: life insurance premiums; (ii) for Mr. Winemaster: (a) $774 in life insurance premiums and (b) $13,320 in automobile-related payments; and (iii) for Mr. Avery: (a) $7,313 for automobile-related payments, (b) $419 for life insurance premiums, (c) $1,750 for 401(k) matching contributions, (d) $300,000 in severance benefits, (e) $75,000 in consulting fees and (f) a $15,000 payment for transition services.

(4)	Mr. Miller retired from his position as Chief Executive Officer and President and Mr. Arnett was promoted from Chief Commercial Officer to Chief Executive Officer, each effective February 15, 2021.
(5)	Mr. Avery resigned from his position as Chief Financial Officer effective July 20, 2020.

Employment Agreements with Named Executive Officers

As disclosed above, Mr. Arnett was promoted to Chief Executive Officer on February 15, 2021 and entered into an employment agreement with the Company at that time that superseded his prior employment agreement as Chief Commercial Officer.

Mr. Arnett’s employment agreement provides that he will receive (a) an annual salary of $400,000 per year, which will increase to $425,000 per year on August 15, 2021; (b) an annual incentive bonus under the

Company’s KPI plan, with a target 60% of his base salary or as generally determined by the Company; (c) a bonus under the Company’s LTI with a target of 60% of his base salary or as generally determined by the Company; (d) subject to approval of the Compensation Committee, an award of 80,000 SARs pursuant to the Company’s 2012 Incentive Compensation Plan (the “2012 Plan”), with a strike price determined at the time grant, and with vesting to occur in equal installments, subject to Mr. Arnett’s continuous service, on each of the first four anniversaries of the effective date, subject to his continued employment; (e) an automobile allowance of $1,200 per month; (f) up to $20,000 in reasonable relocation expenses if Mr. Arnett moves to the Chicagoland area; and (g) standard employee benefits as are generally available to employees of the Company. If the Company terminates Mr. Arnett without cause (as defined in his employment agreement), in addition to payment of any accrued obligations, Mr. Arnett would be eligible to receive severance, subject to his execution of a general release of claims, consisting of: (i) certain accrued obligations; (ii) any determined, but unpaid, KPI or LTI bonus relating to the fiscal year prior to the fiscal year of termination; (iii) accelerated vesting of any unvested SARs; (iv) a prorated KPI or LTI bonus for the fiscal year in which his termination occurs; (v) 12 months of salary continuation payments; and (vi) 12 months of health benefit continuation coverage on the same terms as provided before Mr. Arnett’s termination.

Mr. Winemaster entered into an employment agreement with the Company on November 28, 2017, which provided he would continue as the Company’s executive vice president, a position he had served as since 2007. Mr. Winemaster’s employment agreement provides that he will receive (a) an annual salary of $325,000 per year, which may be increased at the discretion of the Board; (b) an annual incentive bonus under the Company’s KPI plan, with a target 50% of his base salary; (c) cash and incentive equity payments under the Company’s key employee retention plan (“KERP”) (which have all been paid or vested as of March 2019); (d) use of a Company automobile and certain expenses related thereto; and (e) standard employee benefits as are generally available to employees of the Company.

If the Company terminates Mr. Winemaster without cause (as defined in his employment agreement) or for any reason other than for cause, or if Mr. Winemaster’s employment is terminated due to his death or disability, Mr. Winemaster would be eligible for: (i) certain accrued obligations; (ii) any determined, but unpaid KPI bonus relating to the fiscal year prior to the fiscal year of termination; (iii) 12 months of salary continuation payments; and (iv) 12 months of health benefit continuation coverage on the same terms as was provided before Mr. Winemaster’s termination. In addition, Mr. Winemaster also would have received accelerated payment or vesting, as applicable, for his cash and equity awards under the KERP. If Mr. Winemaster is terminated for cause, he will only receive accrued obligations required to be paid by applicable law.

Messrs. Miller’s and Avery’s employment agreements terminated in connection with their retirement and resignation from the Company, respectively. The terms of their Separation Agreement and Consulting Agreement, respectively, are described below under “Related Person Policy and Transactions.”

Each named executive officer is bound by certain confidentiality and restrictive covenants under their current or former employment agreements.

Outstanding Equity Awards at 2020 Year-End

The table below shows outstanding equity awards as of December 31, 2020 held by each named executive officer. No stock awards remained outstanding for any named executive officers as of December 31, 2020.

Option/SAR Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#)(1) Unexercisable	Equity incentive plan awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date
Lance M. Arnett	16,666	33,333	—	$4.83	December 10, 2029
Kenneth J. Winemaster	—	—	—	—	—
John P. Miller	—	—	—	—	—
Charles F. Avery, Jr.	—	—	—	—	—

(1)

The amount reported in this column represents Mr. Arnett’s outstanding SAR award under the 2012 Plan, effective April 7, 2020, which has the following vesting schedule: 16,666 of the SAR shares vested and become exercisable on November 25, 2020, 16,666 of the SAR shares vest and become exercisable on November 25, 2021, and 16,667 of the SAR shares vest and become exercisable on November 25, 2022.

Potential Payments Upon Termination or Change in Control

As of December 31, 2020, the Company had employment agreements with Messrs. Arnett, Winemaster and Miller. As explained in more detail under the “Executive Team Transitions” section above, Messrs. Arnett and Winemaster are the only named executive officers currently with an employment agreement with the Company, which provides for payments upon termination without “cause” and for Mr. Winemaster, also provides for payments upon any termination other than for “cause”, including upon death or disability (as summarized above under the heading, “Employment Agreements with Named Executive Officers”). For a detailed description of the termination payments received by Messrs. Miller and Avery in connection with their retirement and resignation, respectively, from the Company, please see the “Executive Team Transitions” section above.

Other than these arrangements and accelerated vesting of equity awards under the 2012 Plan, the Company currently does not have any compensatory plans or arrangements in place that provide for any payments or benefits upon the resignation, retirement or any other termination of any of the named executive officers, as the result of a change in control, or from a change in any named executive officer’s responsibilities following a change in control.

Hedging and Pledging Policy

The Company’s policies relating to hedging and pledging of Company securities are set forth in the Company’s Insider Trading Compliance Policy (the “Policy”), as last updated on March 1, 2021. In particular, the Policy explicitly prohibits the following activities by “Covered Employees” (defined below), even in instances where the transaction could be completed pursuant to an arrangement that complies with Rule 10b5-1(c) of the Exchange Act:

•	Short selling (i.e., selling Company securities you do not own at the time of sale);

•	Buying or selling put options, call options or other derivative securities relating to the Company on a securities exchange or in any other organized securities market;

•	Engaging in hedging transactions, such as “costless collars” and forward sale contracts;

•	Purchasing Company securities on margin; or

•	Pledging the Company’s stock and/or borrowing against it in a margin account.

For purposes of the Policy, “Covered Persons” include any employee who has obtained material, non-public information, as well as the Company’s directors, executive officers (including named executive officers), vice presidents and employees working in the Company’s finance and accounting groups, and any other persons designated as Covered Persons by the Insider Trading Compliance Officer or the Board.

Clawback Policy

As part of the Company’s derivative litigation settlement, the Company adopted a formal clawback policy covering specified incentive compensation of officers (defined as only those individuals the Company has designated as subject to the reporting and liability provisions of Section 16 of the Exchange Act). This provision will be included in any new or amended employment agreements entered into with any existing or future officers of the Company on and after April 11, 2019. The clawback provision will provide that upon a termination for cause, an officer shall automatically forfeit:

1.

Any bonus to which the officer might otherwise have been entitled pursuant to the Company’s KPI plan related to the fiscal year prior to the fiscal year in which the termination date falls if the amount of such KPI bonus has been determined by the Board but not yet paid; and (ii) for the fiscal year in which the separation takes place.

2.	For the fiscal year in which the separation takes place, any SAR and unexercised options (whether vested or unvested) awarded pursuant to the 2012 Plan.

“Cause” means that the Company makes a good faith determination that the officer has: (1) violated any Company policy or procedure that causes material harm or risk to the Company including, but not limited to, sexual harassment, misappropriation, or fraud; (2) been convicted of a crime which is injurious to the Company’s operation or reputation; (3) engaged in a material breach of the officer’s employment agreement; (4) engaged in willful failure or willful inability to perform the officer’s duties under the officer’s employment agreement; (5) engaged in any act or omission, which in any material way impairs the reputation, goodwill or business position of the Company; or (6) the officer is prohibited by order of a government agency or court from being employed by the Company or any Company affiliate in the role set forth in the officer’s employment agreement.

For purposes of subsections (3) and (4) of this definition, a termination will not be for “Cause” to the extent such conduct is curable, unless the Company shall have notified the officer in writing describing such conduct and prescribing conduct required to cure such conduct and the officer shall have failed to cure such conduct within thirty (30) business days after his or her receipt of such written notice. For purposes of this definition of Cause, no act or failure to act on the part of the officer shall be considered willful if it is done, or omitted to be done, by the officer in good faith and with a good-faith belief that the officer’s act or omission was in the best interests of the Company.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s Common Stock as of May 17, 2021, by:

•	each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each named executive officer and each director; and

•	all of the Company’s executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial ownership of Common Stock is based on 22,892,413 shares of Common Stock issued and outstanding as of May 17, 2021.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Outstanding Common Stock
Directors:
Shaojun Sun, Ph.D.	—	—
Kenneth W. Landini	34,000		*
Guogang Wu	—	—
Frank P. Simpkins	15,000		*
Hong He	5,000	—
Xinghao Li(2)	—	—
Sidong Shao(2)	—	—
Executive Officers:
Donald P. Klein(3)	—	—
Kenneth J. Winemaster	2,211,274	9.7%
Lance Arnett(3)(4)	2,030		*
Charles F. Avery Jr(5)	20,781		*
John P. Miller(6)	76,006		*
All executive officers and directors as a group (14 individuals)(3)(4)(7)	2,418,530	10.6%

Parties owning beneficially more than 5% of the outstanding shares:
Neil Gagnon(8)	2,277,303	9.9%
Gary S. Winemaster(9)	3,459,862	15.1%
Weichai(10)	11,749,759	51.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each individual is 201 Mittel Drive, Wood Dale, Illinois 60191.
(2)	Were elected at the 2020 Annual Meeting.
(3)

A SAR granted under an equity compensation plan of the Company in respect of one or more shares of Common Stock generally entitles the holder thereof the right to receive, either in Common Stock, or in cash or Common Stock as determined by the Compensation Committee in its discretion, an amount per share of Common Stock equal to the excess, if any, of (i) the fair market value of a share of Common Stock on the date the SAR is exercised, over (ii) the grant price of the SAR. As of May 17, 2021, the fair market value of a share of Common Stock was less than the grant price of each outstanding SAR awarded to Mr. Klein and Mr. Xykis. As a result, no shares were acquirable as of that date through the exercise of SARs for Mr. Klein and Mr. Xykis.

(4)

Includes 2,030 shares issuable upon exercise of SARs within 60 days of May 17, 2021. Beneficial ownership for SARs is calculated as the number of shares for which the SAR could be settled based on the Common Stock price on May 17, 2021.

(5)

Based on a Form 4 filed with the SEC August 1, 2019. Mr. Avery served as the Company’s Chief Financial Officer until July 15, 2020. Open market purchases or sales, if any, by Mr. Avery of Common Stock since the date that he ceased serving as the Company’s Chief Financial Officer are not known by the Company or reported in the table.

(6)

Based on a Form 4 filed with the SEC on June 4, 2019. Mr. Miller served as the Company’s Chief Executive Officer and President until February 15, 2021. Open market purchases or sales, if any, by Mr. Miller of Common Stock since the date that he ceased serving as the Company’s Chief Executive Officer and President are not known by the Company or reported in the table.

(7)	This group includes in addition to those individuals named in the table: Mr. Lin and Mr. Xykis.
(8)

According to the Schedule 13G/A filed with the SEC on February 9, 2021, Neil Gagnon holds sole voting power with respect to 229,531 shares of Common Stock and sole dispositive power with respect to 229,531 shares of Common Stock. In addition, Mr. Gagnon has shared voting power over 1,998,339 shares of Common Stock and shared dispositive power over 2,047,772 shares of Common Stock. The business address of Mr. Gagnon is 1370 Ave. of the Americas, 24th Floor, New York, NY 10019.

(9)

According to the Form 4 filed with the SEC on May 17, 2021, Gary Winemaster beneficially owned 3,322,603 shares of Common Stock directly and 137,259 shares of Common Stock indirectly through his spouse’s holdings.

(10)

According to the Schedule 13D/A filed with the SEC on April 23, 2019, Weichai America Corp. holds shared voting power with respect to 11,749,759 shares of Common Stock and shared dispositive power with respect to 11,749,759 shares of Common Stock with Weichai Power and Shandong Heavy Industry Group Co., Ltd. The business address of Weichai America Corp. is 3100 Golf Road, Rolling Meadows, IL 60008.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP to continue in its capacity as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP audited PSI’s financial statements for the years ended December 31, 2019 and 2020.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of BDO USA, LLP. Abstentions will have the same effect as a vote “Against” for this proposal.

Representatives of BDO USA, LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of our Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF PSI’S NAMED EXECUTIVE OFFICERS AS SET FORTH HEREIN

Pursuant to Section 14A of the Exchange Act, the Company is seeking the advisory, non-binding approval by stockholders of the Company’s executive compensation program and practices as disclosed in this proxy statement. The Company most recently received advisory approval of the Company’s executive compensation program at the annual meeting of stockholders in 2020. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about the Company’s executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating PSI’s executive compensation program.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2021 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2020 Summary Compensation Table and the other related tables and disclosures.”

The Company urges PSI’s stockholders to read “Executive Compensation” above, which presents detailed information on the compensation of the Company’s named executive officers.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution. Abstentions will have the same effect as a vote “Against” and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF PSI’S NAMED EXECUTIVE OFFICERS AS SET FORTH HEREIN.

AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The following table shows the fees for professional services rendered to us by BDO USA, LLP for services in respect of the years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees(1)	$2,561,608	$1,850,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$2,561,608	$1,850,000

(1)

Audit Fees: Audit fees for the fiscal years 2020 and 2019 include the aggregate fees incurred for the audit of the Company’s annual consolidated financial statements and to review interim quarterly consolidated financial information.

(2)	Audit-Related Fees: The Company did not engage BDO USA, LLP for any audit-related services during the 2020 and 2019 fiscal years.
(3)	Tax Fees: The Company did not engage BDO USA, LLP for any tax services during the 2020 and 2019 fiscal years.
(4)	All Other Fees: The Company did not engage BDO USA, LLP for any other services during the 2020 and 2019 fiscal years.

In accordance with its charter, the Audit Committee approved in advance all audit services provided by the Company’s independent registered public accounting firm for fiscal year 2020.

Pre-Approval Policy and Procedures

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by the Company’s independent registered public accounting firm.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the year ended December 31, 2020. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted,

AUDIT COMMITTEE

Frank P. Simpkins, Chair

Kenneth W. Landini

Hong He

The material in this report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PERSON POLICY AND TRANSACTIONS

Related Person Transactions Policy and Procedures

In the ordinary course of the Company’s business, the Company may from time to time enter into transactions with its directors, officers and 5% or greater stockholders. The Audit Committee is responsible for approving related person transactions, as defined in applicable rules promulgated by the SEC. The Audit Committee operates under a written charter pursuant to which all related person transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by the Audit Committee prior to consummation.

Related Person Transactions

Other than as described below, during the years ended December 31, 2020 and 2019, the Company did not enter into any related person transactions.

Weichai

In March 2017, the Company and Weichai executed a share purchase agreement (the “SPA”) with Weichai. Under the terms of the SPA, Weichai invested $60.0 million in the Company (the “Weichai Transaction”) by purchasing a combination of newly issued common and preferred stock as well as a stock purchase warrant, which significantly strengthened the Company’s financial condition and contributed to the subsequent extinguishment of a $60.0 million term loan.

The stock purchase warrant issued to Weichai (the “Weichai Warrant”) was exercisable for any number of additional shares of Common Stock such that Weichai, upon exercise, would hold 51% of the Common Stock then outstanding on a fully dilutive basis, on terms and subject to adjustments as provided in the SPA. On April 23, 2019, Weichai exercised the Weichai Warrant and increased its ownership to 51.5% of the Company’s outstanding Common Stock, as of such date. With the exercise of the Weichai Warrant in April 2019, Weichai owns a majority of the outstanding shares of the Common Stock of the Company. As a result, Weichai is able to exercise control over matters requiring stockholders’ approval, including the election of the directors, amendment of the Company’s charter and approval of significant corporate transactions.

Weichai also entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Company upon execution of the SPA. The Investor Rights Agreement provides Weichai with representation on the Company’s Board and management representation rights. According to the Investor Rights Agreement, once Weichai exercised the Weichai Warrant and became the majority owner of the Company’s outstanding shares of Common Stock calculated on a fully diluted as-converted basis (excluding certain excepted issuances), the Company became required to appoint to the Board an additional individual designated by Weichai or such additional numbers of individuals so that Weichai designees constitute the majority of the directors serving on the Board. As of the date of this filing, Weichai has four representatives on the Board, which constitutes the majority of the directors serving on the Board.

The Company and Weichai executed a strategic collaboration agreement (the “Collaboration Agreement”) on March 20, 2017, in order to achieve their respective strategic objectives and enhance the strategic cooperation alliance to share experiences, expertise and resources. Among other things, the collaboration arrangement established a joint steering committee, permitted Weichai to second a limited number of certain technical, marketing, sales, procurement and finance personnel to work at the Company and established several collaborations, related to stationary natural-gas applications and Weichai diesel engines. The collaboration arrangement provided for the steering committee to create various sub-committees with operating roles and otherwise governs the treatment of intellectual property of parties prior to the collaboration and the intellectual property developed during the collaboration. The Collaboration Agreement had a term of three years that was set to expire in March 2020. On March 26, 2020, the Collaboration Agreement was extended for an additional term of three years.

In connection with the execution of the amendment and restatement of the Company’s uncommitted revolving credit agreement with Standard Chartered Bank (the “Amended and Restated Uncommitted Revolving Credit Agreement”) on March 26, 2021, the Company entered into an amendment and restatement of the shareholder’s loan agreement originally executed with Weichai in December 2020 (the “First Amended and Restated Shareholder’s Loan Agreement”) on March 26, 2021. The First Amended and Restated Shareholder’s Loan Agreement provides the Company with a $130.0 million secured subordinated loan facility that expires on April 25, 2022. Under the First Amended and Restated Shareholder’s Loan Agreement, Weichai is obligated to advance funds solely for purposes of repaying outstanding borrowings under the Amended and Restated Uncommitted Revolving Credit Agreement if the Company is unable to repay such borrowings. Any potential borrowings under the First Amended and Restated Shareholder’s Loan Agreement would bear interest at LIBOR plus 4.50% per annum.

Separation Agreement and Release

Mr. Miller and the Company entered into the Separation Agreement, effective the Retirement Date. Pursuant to the Separation Agreement and the retirement of Mr. Miller, he is entitled to receive (a) a cash severance payment of $360,000, payable within 14 days after the Retirement Date, (b) subject to his election to receive continued group health plan coverage under COBRA, continued coverage at active-employee rates for up to 12 months after the Retirement Date, and (c) a cash payment of $36,000 under the LTI at the same time other LTI participants are paid, but in no event later than December 31, 2021.

The Separation Agreement also provides that Mr. Miller will assist with transition services for the Company beginning on the Retirement Date and terminating 90 days thereafter unless earlier terminated during the Transition Period. Subject to his compliance with the terms of the Separation Agreement, Mr. Miller is entitled to receive a transition fee of $30,000 payable every 30 days during the Transition Period. Mr. Miller has agreed to make himself available on an “as needed” basis during the Transition Period to assist with transitioning his duties with the Company and as reasonably directed by the Company’s Chief Executive Officer. Finally, Mr. Miller agreed to cooperate with, and make himself reasonably available to the Company for a period ending twelve months following termination of the Transition Period in order to assist with the transition of his duties at a rate of $250 per hour plus expenses.

Consulting Agreement and Release

On July 20, 2020, the Company entered into a consulting agreement and release with Charles F. Avery, Jr. the Company’s then Chief Financial Officer. Pursuant to the Consulting Agreement Mr. Avery is entitled to receive (a) a cash severance payment of $300,000 in 12 equal monthly installments of $25,000, (b) subject to his election to receive continued group health plan coverage under COBRA, continued coverage at active-employee rates for up to 12 months after the Resignation Date, (c) a cash payment of $155,979.59 under the KPI plan for 2019 and a prorated KPI bonus through the Resignation Date for 2020, if one is put in place for dates prior to the Resignation Date and such KPI bonus has been determined by the Board, and (d) a cash payment of $15,000 for transition services.

The Consulting Agreement also provides that Mr. Avery will assist with transition consulting services for the Company beginning on the Effective Date and terminating 90 days thereafter unless earlier terminated during the Consulting Period. Subject to compliance with the terms of the Consulting Agreement, Mr. Avery is entitled to receive a consulting fee of $25,000 payable every 30 days during the Consulting Period. Mr. Avery has agreed to make himself available on an “as needed” basis during the Consulting Period to assist with transitioning his duties with the Company and as reasonably directed by the Company’s Chief Executive Officer.

Indemnification Agreement

Under the Bylaws and certain indemnification agreements, the Company has obligations to indemnify current and former officers and directors and certain current and former employees. As a result of cumulative legal fees and settlements previously paid, the Company fully exhausted its primary directors’ and officers’ insurance coverage of $30 million during the first quarter of 2020. In 2020, the Company incurred costs of $4.1 million for Gary Winemaster, former Chairman of the Board and Chief Executive Officer, who is now a greater than ten percent stockholder.

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to our Chief Financial Officer at 201 Mittel Drive, Wood Dale, Illinois 60191. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Electronic Access to Proxy Statement and Annual Report

This Proxy Statement and the Annual Report are available on www.proxyvote.com. Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, stockholders can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record. Stockholders of record can choose to receive materials electronically by following the instructions provided if voting over the Internet or by telephone.

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an e-mail next year with instructions containing the Internet address of those materials and the electronic link to the proxy voting site. The election will remain in effect until you write or call the Company’s Investor Relations Department and tell us otherwise.

Beneficial Owners. If you hold your shares in a brokerage account, you may also have the ability to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of electronic delivery.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

POWER SOLUTIONS INTERNATIONAL, INC. 201 MITTEL DRIVE WOOD DALE, IL 60191 ATTN: DONALD P. KLEIN	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PSIX2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55371-P57350                                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POWER SOLUTIONS INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:		For	Against	Abstain

1a.	Shaojun Sun, Ph.D.	☐	☐	☐ 3. To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.	For	Against	Abstain
1b.	Hong He	☐	☐	☐	☐	☐	☐
1c.	Kenneth W. Landini	☐	☐	☐
1d.	Xinghao Li	☐	☐	☐
1e.	Sidong Shao	☐	☐	☐
1f.	Frank P. Simpkins	☐	☐	☐
1g.	Guogang Wu	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposals:
2. Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

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D55372-P57350

POWER SOLUTIONS INTERNATIONAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JULY 15, 2021

The stockholder(s) hereby appoint(s) Lance Arnett and Donald P. Klein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Power Solutions International, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time on Thursday, July 15, 2021, at the www.virtualshareholdermeeting.com/PSIX2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side